SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: December 2, 1999



                           SPARTA SURGICAL CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        1-11047                      22-2870438
    --------                        -------                      ----------
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                   -------------------------------------------
                (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (925) 417-8812 not applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 5. Other Events
        ------------

     On November 23, 1999, the Registrant signed a non-binding letter of intent to purchase all or substantially all of the assets of Home Med-Equip Co. ("Home Med-Equip") subject to several conditions, including approval by Sparta's Board of Directors and the determination by Sparta that the results of its due diligence investigation of Home Med-Equip's business and assets are satisfactory.

     The letter of intent provides for a purchase price of $2,500,000 consisting of Cash, Note and Common Stock. For the Fiscal Year Ended 7/31/99, Home Med-Equip reported sales of approximately $2,300,000. Home Med-Equip, a privately held company, is basin in Concord, California. The Company's Durable Medical Equipment ("DME") products have been providing service to patients and referral sources for over 17 years. Home Med-Equip offers a complete line of Respiratory and Oxygen related products.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  December 2, 1999                  SPARTA SURGICAL CORPORATION
                                         (Registrant)



                                         By: /s/ Thomas F. Reiner
                                            ------------------------------------
                                            Thomas F. Reiner
                                            Chairman of the Board
                                            President & CEO